Exhibit 10.03

EXECUTION VERSION

INCREMENTAL FACILITY ACTIVATION NOTICE

October 28, 2016

To:	JPMorgan Chase Bank, N.A., as Administrative Agent under the Credit Agreement referred to below

This Incremental Facility Activation Notice is dated as of October 28, 2016 (this “Agreement”), and is entered into by and among Coty Inc., a Delaware corporation (the “Parent Borrower”), JPMorgan Chase Bank, N.A., as administrative agent for the Credit Agreement (as defined below) (in such capacity, the “Administrative Agent”), and the Incremental Term Lenders signatory hereto.

Reference is made to that certain Credit Agreement dated as of October 27, 2015 (as amended by the Incremental Assumption Agreement and Amendment No. 1 dated as of April 8, 2016 and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the Parent Borrower, the Lenders from time to time party thereto, the Administrative Agent and the other parties from time to time party thereto. Capitalized terms used herein but not otherwise defined herein shall have the same meanings assigned to such terms in the Credit Agreement.

I. Incremental Facility Activation Notice

(a)                This Agreement constitutes an Incremental Facility Activation Notice referred to in the Credit Agreement to be provided at any time prior to the Date of Full Satisfaction in accordance with the terms and provisions of the Credit Agreement, and the Parent Borrower and each of the Incremental Term Lenders signatory hereto hereby notify you that:

1.	The Incremental Facility is an Incremental Term Loan facility consisting of Term B Loans denominated in Dollars (the “Second Amendment Incremental Term B USD Loans”).

2.	The amount of the Second Amendment Incremental Term B USD Loans requested by this Incremental Facility Activation Notice is $100,000,000.

3.	The Borrower with respect to the Second Amendment Incremental Term B USD Loans shall be the Parent Borrower.

4.	The amount of the Second Amendment Incremental Term B USD Loans to be made by each Incremental Term Lender is set forth opposite such Incremental Term Lender’s name on Schedule A attached hereto.

5.	The Business Day on which such Second Amendment Incremental Term B USD Loans are requested to be made (the “Increased Amount Date”) pursuant to this Incremental Facility Activation Notice is October 28, 2016.

6.	The proceeds of such Second Amendment Incremental Term B USD Loans are to be used to pay fees and expenses incurred in connection with the transactions contemplated by this Agreement and for general corporate purposes.

(b)               Each of the Incremental Term Lenders and the Parent Borrower hereby agrees that the amortization schedule and the Applicable Rate shall be identical to the amortization schedule and the Applicable Rate of the New Term B USD Loans made on the Second Amendment Effective Date.

THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING THEREUNDER OR RELATED TO THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.

2

IN WITNESS WHEREOF, each of the undersigned has caused its duly authorized officer to execute and deliver this Agreement as of the date first written above.

COTY INC.

By	/s/ Kevin Monaco

Name: Kevin Monaco

Title: Senior Vice President, Treasurer
and Investor Relations

JPMORGAN CHASE BANK, N.A.

as Administrative Agent and Second Amendment Incremental Term B USD Lender

By	/s/ Tony Yung

Name: Tony Yung

Title: Executive Director

[Signature Page to Incremental Facility Activation Notice – Term Loan B USD]

Schedule A

Second Amendment Incremental Term B USD Commitments

Second Amendment Incremental Term B USD Lender	Second Amendment Incremental Term B USD Commitment
JPMorgan Chase Bank, N.A.	$100,000,000
Total	$100,000,000